UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

UNWIRED PLANET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of principal executive offices) (Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, the Board of Directors of Unwired Planet, Inc. (the “Company”) appointed Hugh Steven Wilson to the Board of Directors. Mr. Wilson will serve on the Company’s Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Wilson is a financial industry executive and attorney, who served as Managing Partner of Tennenbaum Capital Partners from 2005 to 2012. Previously, he was a partner at Latham & Watkins, where he served as chair of the firm’s litigation department and was global co-chair of the firm’s mergers and acquisitions group. Mr. Wilson currently serves on the boards of Burford Capital Limited, a global litigation finance and professional services firm, where he serves as vice-chairman, and International Wire Group, Inc., where he is chairman of the board. He previously served on the boards of the Elizabeth Glaser Pediatric AIDS Foundation and the Greater Los Angeles Zoo Association. He graduated from Indiana University with a B.A. in Political Science in 1968. He earned a J.D. from the University of Chicago Law School, and an L.L.M. from Harvard Law School.

The Company contemplates that Mr. Wilson will enter into the standard indemnification agreement for directors upon joining the Company board. The indemnification agreement requires the Company, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The indemnification agreement also requires the Company to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.16 to the Company’s Form 10-K filed with the Securities and Exchange Commission on September 28, 2001 and is incorporated by reference herein. As a newly appointed non-employee director, Mr. Wilson is entitled to receive equity compensation for his services on the Board of Directors of the Company, as described under the caption “Director Compensation” in the proxy statement relating to the Company’s 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on October 28, 2015. Pursuant to the Company’s Second Amended and Restated 1999 Directors’ Equity Compensation Plan, the Company has granted Mr. Wilson 7,639 restricted stock units. The restricted stock units vest in full on December 4, 2016, contingent upon Mr. Wilson’s continued service on the Board of Directors of the Company. Mr. Wilson has not engaged in any transaction of the type required to be disclosed by Item 404(a) of Regulation S-K.

The Company announced the foregoing in the press release furnished as Exhibit 99.1 to this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”), to create a new Article XIV to help preserve certain tax benefits primarily associated with the Company’s net operating losses (“Protective Amendment”). The Company’s stockholders approved the Protective Amendment at the annual meeting of stockholders held on December 4, 2015. The purpose of the Protective Amendment is to protect the long-term value of the Company’s accumulated net operating losses by limiting direct or indirect transfers of common stock that could affect the percentage of stock that is treated as being owned by a holder of 4.99% of the Company’s stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Unwired Planet, Inc. dated January 8, 2016.

99.1	Press release, dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2016

UNWIRED PLANET, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
EVP, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Unwired Planet, Inc. dated January 8, 2016.

99.1	Press release, dated January 8, 2016.